UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2013

FIRST TRINITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	000-52163	34-1991436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (918) 249-2438

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The principal purpose of this Amendment No. 1 to this Form 8-K, (that was originally filed on April 15, 2013), is to provide the response of Board of Directors’ member Wayne Pettigrew pursuant to Item 5.02(a)(3). This Amendment also includes disclosures from the original filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Wayne Pettigrew, a member of the Board of Directors, resigned from the Board of First Trinity Financial Corporation (“FTFC”) and its subsidiaries, Trinity Life Insurance Company and First Trinity Capital Corporation, effective May 1, 2013. Mr. Pettigrew has been a member of the Board since 2004. He was not re-nominated for election to a new term in 2013. Mr. Pettigrew served on the Investment Committee. Mr. Pettigrew submitted a written letter of resignation dated April 8, 2013 that FTFC received on April 10, 2013. A copy is filed herewith as an exhibit.

In his letter Mr. Pettigrew informed FTFC that the resignation was due to disagreements with Gregg Zahn, Chairman of the Board of Directors of FTFC, over FTFC’s operations, policies and practices. Among the disagreements described in the letter, and the following summary is not intended to substitute for the details in the letter, are the failure of the Board of Directors to require that the offices of Chairman and Chief Executive Officer be separated and not held by the same person, suspected irregularities in the transfer of shares of FTFC’s common stock by Mr. Zahn in his divorce, the appointment of non-independent directors to Board committees to expand Mr. Zahn’s domination of the Board and the failure of Mr. Zahn to adequately disclose to the Board the details of a Montana deferred prosecution agreement he entered into in 1997. With respect to the Montana matter, Mr. Pettigrew urged the Oklahoma Insurance Department (“OID”) and the Oklahoma Department of Securities (“ODS”), on the basis of Mr. Pettigrew’s review of the OID’s file, to re-evaluate their positions formulated at the time the agencies granted, respectively, a certificate of authority to FTFC’s life insurance subsidiary in 2006 and FTFC’s securities were registered the year before. Attached to the letter are nine “Reform Recommendations” that track the disagreements. Mr. Pettigrew also has explained his disagreements in letters and calls to the OID and the ODS and in one or more press releases he issued during the week of April 8, 2013.

FTFC has preliminarily concluded that the disagreements are unfounded because of factual errors and based on the results of a previous inquiry over many of the same matters that occurred because of the resignation of a director as reported in FTFC’s Current Report on Form 8-K filed on August 8, 2012, and amended on August 14, 2012. It appears that the disagreements described in Mr. Pettigrew’s letter pertain to matters that were contemporaneously approved by the Board, including its independent members, or were the subject of thorough regulatory reviews based on a complete discussion of all relevant facts. This was the case regarding the deferred prosecution agreement. In addition, the compensation of Mr. Zahn was approved by the Board based on the recommendation of the Compensation Committee that, similar to FTFC's Audit Committee, consists entirely of independent directors.  It appears to FTFC that the disagreements may have been motivated by the desire of Mr. Pettigrew, or someone he could support other than Mr. Zahn, to be elected Chairman in 2012, and by the decision of the Board not to nominate Mr. Pettigrew for another term as a director when his term expires this year. As they have done previously, FTFC and the Board will review the issues communicated in the April 8, 2013 letter from Mr. Pettigrew.

Mr. Pettigrew responded by electronic mail on April 16, 2013, to FTFC’s Current Report on Form 8-K filed on April 15, 2012. A copy of the response is filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(a)     Exhibits.

Item No.	Description of Exhibit.

17.4	Correspondence from departing Director, Wayne Pettigrew. (incorporated by reference from Form 8-K filed April 10, 2013).

17.5	Correspondence from departing Director, Wayne Pettigrew.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

First Trinity Financial Corporation

Date: April 17, 2013	By:	/s/Gregg Zahn
Gregg Zahn
President and Chief Executive Officer